      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1997


                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          OCWEN ASSET INVESTMENT CORP.
        (Exact name of registrant as specified in governing instruments)

                    1675 PALM BEACH LAKES BLVD., SUITE 1000
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 681-8000
                           (561) 681-8177 (TELECOPY)
                    (Address of principal executive officer)
                            ------------------------

                                WILLIAM C. ERBEY
                    1675 PALM BEACH LAKES BLVD., SUITE 1000
                         WEST PALM BEACH, FLORIDA 33401
                    (Name and address of agent for service)
                            ------------------------

                                   COPIES TO:

        JACK A. MOLENKAMP, ESQ.                    LEE MEYERSON, ESQ.
           Hunton & Williams                   Simpson Thacher & Bartlett
           Riverfront Plaza                       425 Lexington Avenue
         951 East Byrd Street                   New York, New York 10017
       Richmond, Virginia 23219                      (212) 455-2000
            (804) 788-8200                      (212) 455-2502 (telecopy)
       (804) 788-8218 (telecopy)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. /x/ 333-21965
                                                  ---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Title of Securities           Amount Being           Proposed Maximum           Proposed Maximum           Amount of
 Being Registered              Registered        Offering Price Per Share    Aggregate Offering Price   Registration Fee
-------------------------------------------------------------------------------------------------------------------------
 Common Stock, par
value $0.01 per share          2,875,000                  $16.00                  $46,000,000              $13,939.39
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The information in the Registration Statement filed by Ocwen Asset Investment Corp. with the Securities and Exchange Commission, File No. 333-21965, pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida, on the 13th day of May, 1997.

                                OCWEN ASSET INVESTMENT CORP.,
                                a Virginia corporation
                                (Registrant)

                                By             /s/ CHRISTINE A. REICH
                                     -----------------------------------------
                                                 Christine A. Reich
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Christine A. Reich his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments and any registration statements filed pursuant to Rule 462(b), to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 13th day of May, 1997, in the capacities indicated.

          SIGNATURE                       TITLE
------------------------------  --------------------------

    /s/ WILLIAM C. ERBEY*       Chairman of the Board of
------------------------------    Directors and Chief
       William C. Erbey           Executive Officer

    /s/ CHRISTINE A. REICH
------------------------------  Director, President and
      Christine A. Reich          Chief Financial Officer

  /s/ TIMOTHY J. RIDDIOUGH*
------------------------------  Director
     Timothy J. Riddiough

   /s/ ROBERT F. PUGLIESE*
------------------------------  Director
      Robert F. Pugliese

     /s/ PETER M. SMALL*
------------------------------  Director
        Peter M. Small

*By                /s/ CHRISTINE A. REICH
           --------------------------------------
                     Christine A. Reich,
                     AS ATTORNEY IN FACT

                                      II-1